CUSIP No. 561063-10-8                                        Page 11 of 11 pages


                                                                       EXHIBIT 2

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:  October 5, 2000


                                        /s/ Peter T. Kross
                                        Peter T. Kross


                                        /s/ Margaret G. Kross
                                        Margaret G. Kross


                                        /s/ Edward J. Russell III
                                        Edward J. Russell III